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                                                               EXHIBIT 10.20


                     ASSIGNMENT OF REINSURANCE RECOVERABLES

                                  BY AND AMONG

                        UNDERWRITERS REINSURANCE COMPANY

                        LASALLE BANK NATIONAL ASSOCIATION

                                       AND

                            ROYAL INDEMNITY COMPANY,

                     ROYAL SURPLUS LINES INSURANCE COMPANY,

                       LANDMARK AMERICAN INSURANCE COMPANY

                         -------------------------------

                                  JULY 1, 2003

                         ------------------------------

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                  This ASSIGNMENT OF REINSURANCE RECOVERABLES (the "Assignment
Agreement"), dated as of July 1, 2003, is entered into by and among Royal Indemnity Company ("RIC"), Royal Surplus Lines Insurance Company ("RSLIC"), Landmark American Insurance Company ("Landmark", and together with RIC and RSLIC, the "Ceding Companies"), Underwriters Reinsurance Company, a property and casualty insurance company organized under the laws of New Hampshire ("Reinsurer"), and LaSalle Bank National Association (the "Trustee").

                               W I T N E S S E T H

                  WHEREAS, each of the Ceding Companies has entered into quota share reinsurance agreements with Reinsurer, dated as of July 1, 2003 (collectively, the "Quota Share Reinsurance Agreements"), pursuant to which RIC, RSLIC and Landmark respectively have agreed to cede, and Reinsurer has agreed to assume, on a 100% quota share basis, the liabilities and obligations arising out of the Reinsured Contracts (as such term is defined in the respective Quota Share Reinsurance Agreements);

                  WHEREAS, pursuant to Section 9.1 of the respective Quota Share Reinsurance Agreements, Reinsurer, as grantor, established the "Underwriter's Reinsurance Company, Grantor" trust (the "Trust") pursuant to a trust agreement as of July 1, 2003 (the "Trust Agreement") naming the Ceding Companies as sole and exclusive beneficiaries of the Trust, and agreed to maintain in such Trust cash and other Acceptable Investments (as such term is defined in the Trust Agreement (collectively, the "Qualifying Assets")) in an amount (the "Required Balance") equal to Reinsurer's aggregate obligations to the Ceding Companies under the Quota Share Reinsurance Agreements, net of (i) collectible Reinsurance Recoverables (as such term is defined in the respective Quota Share Reinsurance Agreements), (ii) RIC's obligations to

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Landmark under the RIC (Landmark) Quota Share Reinsurance Agreement (as such term is defined therein) and (iii) premium receivables;

                  WHEREAS, pursuant to Section 9.2 of the respective Quota Share Reinsurance Agreements, each of the Ceding Companies and Reinsurer have agreed to enter into this Assignment Agreement, pursuant to which Reinsurer will assign to the Trust, and grant the Trust a first priority perfected security interest in, all of Reinsurer's right, title and interest in, to and under all Cat Cover Reinsurance Recoverables (as such term is defined in the respective Quota Share Reinsurance Agreements) under the catastrophe excess of loss reinsurance treaty or treaties purchased by the Reinsurer with respect to the Reinsured Contracts (the "Assignment"); and

                  WHEREAS, the parties hereto agree and acknowledge that the purpose of the Assignment is to secure Reinsurer's obligation to the Ceding Companies to maintain Qualifying Assets in the Trust at or above the Required Balance.

                  NOW, THEREFORE, in consideration of the foregoing and the respective covenants, agreements and conditions set forth herein and in the Quota Share Reinsurance Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                  Section 1. DEFINITIONS. Certain capitalized terms used but not defined in this Assignment Agreement shall have the meanings ascribed to such terms in the respective Quota Share Reinsurance Agreements or the Trust Agreement.

                  Section 2. ASSIGNMENT AND ASSUMPTION.

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                  (a)      Subject to Sections 2(d) and 2(e) hereto, Reinsurer
hereby assigns, transfers, and conveys to the Trust all of Reinsurer's right, title and interest in and to all of the Cat Cover Reinsurance Recoverables.

                  (b) Reinsurer agrees and acknowledges that the Assignment shall, without limitation, grant the Trustee the exclusive right to collect the Cat Cover Reinsurance Recoverables directly from the applicable third party reinsurer, but only if the Qualifying Assets are less than the Required Balance, and to retain the Cat Cover Reinsurance Recoverables to the extent that the aggregate fair market value of Qualifying Assets in the Trust do not at least equal the Required Balance. Reinsurer further agrees that it shall cooperate with the Beneficiary in instructing the Trustee to assign its right to collect such Cat Cover Reinsurance Recoverables directly from the applicable third party reinsurer to the Ceding Companies, as named beneficiaries of the Trust if the aggregate fair market value of Qualifying Assets in the Trust do not at least equal the Required Balance. Any Cat Cover Reinsurance Recoverables which are subject to the Assignment collected by the Reinsurer, Trustee and/or the Ceding Companies shall be deposited directly into the Trust. The failure by the Reinsurer, Trustee and/or the Ceding Companies to collect the Cat Cover Reinsurance Recoverables shall not relieve Reinsurer of any of its obligations under the Quota Share Reinsurance Agreements to maintain Qualifying Assets in the Trust in an amount equal to the Required Balance.

                  (c) Reinsurer agrees and acknowledges that the Assignment shall, without limitation, entitle the Trustee (and/or the Ceding Companies to the extent the Trustee assigns its rights hereunder to the Ceding Companies) to enforce in the name of Reinsurer any right or claim of Reinsurer with respect to the Cat Cover Reinsurance Recoverables. Any assignment by the Trustee to the Ceding Companies under this Assignment Agreement shall be

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solely for the purpose of enabling the Ceding Companies, as agent for the
Trustee, to collect such Cat Cover Reinsurance Recoverables for deposit into the Trust.

                  (d) The parties hereto agree and acknowledge that the purpose of the Assignment is to secure Reinsurer's obligation to the Ceding Companies to maintain Qualifying Assets in the Trust at or above the Required Balance. The rights of the Trustee under this Assignment Agreement with respect to collection of the Cat Cover Reinsurance Recoverables directly from the applicable third party reinsurer and enforcement of claims (or, if such rights are assigned to the Ceding Companies pursuant to the Trust Agreement, the Ceding Companies), are limited to the extent of the deficiency, if any, in the Required Balance.

                  (e) The parties agree that all the proceeds of the Cat Cover Reinsurance Recoverables collected by the Trustee in excess of the amount necessary to maintain Qualified Assets in the Trust in an amount equal to the Required Balance shall be remitted by wire transfer of immediately available funds to the Reinsurer in accordance with Section 4.2(a) of the Trust Agreement.

                  (f) The parties hereto agree and acknowledge that while the Assignment may not be revoked or terminated except pursuant to Section 6 hereof, Reinsurer will not be obligated to pay any Cat Cover Reinsurance Recoverables actually collected to the Trust, so long as, at the time any of the Cat Cover Reinsurance Recoverables are collected, the aggregate amount of Qualifying Assets maintained in the Trust is at or above the Required Balance. In the event the aggregate amount of cash and other Qualifying Assets maintained in the Trust is below the Required Balance, the Assignment hereunder shall be of all Cat Cover Reinsurance Recoverables due and owing, regardless of the amount of the deficiency in the Trust.

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                  Section 3. ACCEPTANCE OF ASSIGNMENT. Trustee hereby accepts the Assignment.

                  Section 4. ALL ACTIONS NECESSARY. Each party hereto, as reasonably requested by the other from time to time, shall take all reasonably appropriate action and execute any reasonably necessary and appropriate additional documents, instruments or conveyances of any kind (not containing additional representations and warranties, covenants or indemnities) which may be reasonably necessary to carry out any of the provisions of this Assignment Agreement.

                  Section 5. PERFECTED INTEREST IN ASSIGNMENT. The parties intend that the Trustee shall at all times have a first priority, perfected security interest in the Cat Cover Reinsurance Recoverables under the UCC and at common law. Reinsurer shall use its reasonable best efforts to give effect to the foregoing requirements and shall provide the Trustee with the requisite power of attorney in order to allow the Trustee to execute and deliver UCC financing statements with respect to any and all intangible assets assigned or transferred to the Trustee hereunder. All costs and expenses incurred in connection with obtaining a first priority perfected security interest shall be paid by the Ceding Companies.

                  Section 6. TERMINATION OF ASSIGNMENT. The Assignment hereunder may be terminated (i) by the mutual written consent of the Ceding Companies and Reinsurer; or (ii) automatically upon the termination of the Trust pursuant to the terms of the Trust Agreement.

                  Section 7. INTERPRETATION. Notwithstanding anything to the contrary contained in this Assignment Agreement, nothing contained herein shall be deemed to limit, restrict or modify in any manner the rights and obligations of the parties under either the Quota Share Reinsurance Agreements, the Administrative Services Agreements or the Trust

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Agreement. In case of any conflict between this Assignment Agreement and (a) the
Quota Share Reinsurance Agreements, (b) the Administrative Services Agreements,
(c) the Trust Agreement, (d) any other Ancillary Agreement, or (e) the Acquisition Agreement, the Quota Share Reinsurance Agreements, the
Administrative Services Agreements, the Trust Agreement, the other Ancillary Agreements or the Acquisition Agreement shall govern.

                  Section 8. BINDING EFFECT; ASSIGNMENT. This Assignment Agreement shall be binding upon Reinsurer and its successors and assigns and legal representatives. Except as provided in this Assignment Agreement, neither this Assignment Agreement, nor any right or obligation hereunder, may be directly or indirectly assigned or transferred by any party, in whole or in part, to any third party (other than to Reinsurer's successors and assigns), including, without limitation, any bankruptcy trustee, by operation of law or otherwise, whether voluntary or involuntary, without the prior written consent of the parties hereto.

                  Section 9. THIRD PARTY BENEFICIARIES. This Assignment Agreement shall inure to the benefit of the Trust and the Ceding Companies, as named beneficiaries of the Trust, and their successors and permitted assigns and shall be binding upon Reinsurer and its successors and assigns, and nothing herein is intended or shall be construed to confer upon any other Person any right, remedy or claim under or by reason of this Assignment Agreement or any term, covenant or condition hereof.

                  Section 10. AMENDMENT. This Assignment Agreement may only be amended or modified by a written instrument executed by the parties hereto.

                  Section 11. GOVERNING LAW. This Assignment Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principals of conflicts of laws thereof.

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                  Section 12. ARBITRATION. Any right of action hereunder or any dispute between the parties hereto arising out of, or relating to the formation, interpretation, performance, or breach of this Assignment Agreement, whether such dispute arises before or after termination of this Assignment Agreement, shall be submitted to arbitration in accordance with the terms and procedures of
Article XIII of the Quota Share Reinsurance Agreements.

                  Section 13. CONSENT TO JURISDICTION. Subject to Section 11 of this Assignment Agreement, each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for the purposes of enforcing this Assignment Agreement. If any action is brought in a state court, the parties shall take such actions as are within their control to cause any matter contemplated hereby to be assigned to the Chancery Court of the State of Delaware. In any action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claims that it is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

                  Section 14. SEVERABILITY. Any term or provision of this Assignment Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or

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unenforceable the remaining terms and provisions of this Assignment Agreement or affecting the validity or enforceability of any of the terms or provisions of this Assignment Agreement in any other jurisdiction. If any provision of this Assignment Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

                  Section 15. DESCRIPTIVE HEADINGS. The descriptive article and section headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Assignment Agreement.

                  Section 16. COUNTERPARTS. This Assignment Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, said counterparts together to constitute one and the same instrument.

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                  IN WITNESS WHEREOF, this Assignment Agreement has been duly executed and delivered by the duly authorized officers of ROYAL INDEMNITY COMPANY, ROYAL SURPLUS LINES INSURANCE COMPANY, LANDMARK AMERICAN INSURANCE COMPANY, UNDERWRITERS REINSURANCE COMPANY, and LASALLE BANK NATIONAL ASSOCIATION as of the date first above written.

                                        ROYAL INDEMNITY COMPANY

                                        By: /s/ Stephen M. Mulready
                                            ---------------------------------
                                            Name:  Stephen M. Mulready
                                            Title: President and Chief Executive
                                                   Officer

                                        ROYAL SURPLUS LINES INSURANCE COMPANY

                                        By: /s/ Stephen M. Mulready
                                            ---------------------------------
                                            Name:  Stephen M. Mulready
                                            Title: President and Chief Executive
                                                   Officer

                                        LANDMARK AMERICAN INSURANCE COMPANY

                                        By: /s/ Stephen M. Mulready
                                            ---------------------------------
                                            Name:  Stephen M. Mulready
                                            Title: President and Chief Executive
                                                   Officer

                                        UNDERWRITERS REINSURANCE COMPANY

                                        By: /s/ James P. Slattery
                                            ----------------------------------
                                            Name:  James P. Slattery
                                            Title: President

                                        LASALLE BANK NATIONAL ASSOCIATION

                                        By: /s/ James L. Turco
                                            -----------------------------------
                                            Name:  James L. Turco
                                            Title: Vice President